X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
HOME BUILDING BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS- SEPTEMBER 12, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Blake L. Chambers and James E. Scheid, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Home Building Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 200 East Van Trees Street, Washington, Indiana on Tuesday, September 12, 2006 at 4:30 p.m., local time, or any adjournment or postponement thereof, on the following matters:

	For	Against	Abstain
1. Approval and adoption of the Agreement and Plan of Merger, dated as of April 25, 2006, by and between First Bancorp of Indiana, Inc. and Home Building Bancorp, Inc.	☐	☐	☐
2. Approval and adoption of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger, dated as of April 25, 2006, by and between First Bancorp of Indiana, Inc. and Home Building Bancorp, Inc.	☐	☐	☐

3. In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS NUMBER 1 and 2.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above —— Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HOME BUILDING BANCORP, INC.
200 East Van Trees Street
Washington, Indiana 47501

Please sign exactly as name appears above. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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